WARNER BROS. DISCOVERY, INC. REPORTS FIRST-QUARTER 2022 RESULTS

New York, NY – April 26, 2022: Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) (NASDAQ: WBD) today reported financial results for the quarter ended March 31, 2022. The results presented in this earnings release cover the period from January 1, 2022 through March 31, 2022 for Discovery, Inc., and do not include first-quarter performance for the WarnerMedia business, which was acquired on April 8, 2022.

David Zaslav, President and Chief Executive Officer of Warner Bros. Discovery said, "With Warner Bros. Discovery, we are creating a pure-play media company with diversified revenues and the most compelling IP ownership, franchises, and brand portfolio in our industry. Importantly, we also have an unrivaled global footprint of touchpoints to get our content into the hands of consumers on every screen. We are putting together the strategic framework and organization to drive our balanced approach to growing our businesses and maximizing the value of our storytelling, news and sports. To do this, we have brought together a strong leadership team in a streamlined structure to foster better command and control and strategic clarity across the entire company. I could not be more excited about the massive opportunity ahead."

Financial Highlights
•Q1 2022 total revenues of $3,159 million increased 13%, or increased 15% ex-FX(1), compared to the prior year quarter.
–U.S. advertising revenues increased 5% and distribution revenues increased 11%; and
–International advertising revenues increased 5%, or 11% ex-FX, and distribution revenues increased 4%, or 8% ex-FX.
•Net income available to Warner Bros. Discovery, Inc. was $456 million.
•Total Adjusted OIBDA(2) was $1,027 million.
•Cash provided by operating activities increased to $323 million and free cash flow(3) increased to $238 million.
•Ended Q1 with $4.2 billion of cash and cash equivalents, gross debt(4) of $15.1 billion, and net leverage(4) of 2.7x.
•Ended Q1 2022 with 24 million DTC Subscribers(5), an increase of 2 million subscribers since the end of Q4.
•Generated nearly $450 million of Next Generation Revenues(5) in Q1, growth of 55% versus the prior year quarter.

	Three Months Ended March 31,
Dollars in millions, except per share amounts	2022	2021	% Change	Ex-FX(1)
Total revenue	$3,159	$2,792	13%	15%
Net income available to Warner Bros. Discovery, Inc.	$456	$140	NM
Total Adjusted OIBDA	$1,027	$837	23%	23%
Diluted earnings per share	$0.69	$0.21	NM
Cash provided by operating activities	$323	$269	20%
Free cash flow	$238	$179	33%
NM - Not meaningful
The above financial results are for Discovery, Inc. only.

Segment Results
U.S. Networks

	Three Months Ended March 31,
Dollars in millions	2022	2021	% Change
Advertising	$1,025	$980	5%
Distribution	886	796	11%
Other	21	30	(30)%
Total revenues	$1,932	$1,806	7%
Costs of revenues, excluding depreciation & amortization	489	428	14%
Selling, general & administrative(6)	418	555	(25)%
Adjusted OIBDA	$1,025	$823	25%
The above financial results are for Discovery, Inc. only.

First-Quarter 2022
•U.S. Networks revenues increased 7% compared to the prior year quarter to $1,932 million.
–Advertising revenue increased 5% primarily due to higher pricing and the continued monetization of content offerings on our next generation initiatives, partially offset by secular declines in the pay-TV ecosystem and lower overall ratings.
–Distribution revenue increased 11% primarily driven by the growth of discovery+ and an increase in contractual affiliate rates, partially offset by a decline in linear subscribers.
–Subscribers to our fully distributed linear networks at March 31, 2022 were 4% lower versus the prior year. Total subscribers to our linear networks were 8% lower, or 4% lower excluding the impact from the sale of our Great American Country linear network.

•Total operating expenses decreased 8% compared to the prior year quarter to $907 million.
–Costs of revenues increased 14% primarily due to higher content amortization at discovery+, which launched in January 2021, and the linear networks.
–SG&A expenses decreased 25% primarily due to lower marketing-related expenses for discovery+ compared to last year’s launch period.

•Adjusted OIBDA increased 25% compared to the prior year quarter to $1,025 million.

International Networks

	Three Months Ended March 31,
Dollars in millions	2022	2021	% Change	Ex-FX
Advertising	$457	$435	5%	11%
Distribution	536	514	4%	8%
Other	236	38	NM	NM
Total revenues	$1,229	$987	25%	30%
Costs of revenues, excluding depreciation & amortization	751	543	38%	45%
Selling, general & administrative(6)	317	293	8%	14%
Adjusted OIBDA	$161	$151	7%	9%
NM - Not meaningful
The above financial results are for Discovery, Inc. only.

First-Quarter 2022
•International Networks revenues increased 25%, or 30% ex-FX, compared to the prior year quarter to $1,229 million.
–Advertising revenue increased 5%, or 11% ex-FX, primarily driven by the broadcast of the Winter Olympics across Europe.

–Distribution revenue increased 4%, or 8% ex-FX, primarily driven by discovery+ subscriber growth, partially offset by lower contractual affiliate rates in some European markets.
–Other revenue increased to $236 million, driven by sublicensing of Olympics sports rights to broadcast networks throughout Europe.

•Total operating expenses increased 28%, or 34% ex-FX, compared to the prior year quarter to $1,068 million.
–Costs of revenues increased 38%, or 45% ex-FX, primarily due to the Olympics.
–SG&A increased 8%, or 14% ex-FX, primarily due to higher personnel costs and marketing-related expenses to support discovery+ and the Olympics.

•Adjusted OIBDA increased 7% or increased 9% ex-FX, compared to the prior year quarter to $161 million.

Free Cash Flow
First quarter 2022 cash provided by operating activities increased to $323 million from $269 million in the prior year quarter. Free cash flow increased 33% to $238 million, primarily driven by higher Adjusted OIBDA, partly offset by higher content spend.

Other
Interest Rate Derivative Contracts
During the first quarter of 2022 the Company had total net gains on interest rate derivative instruments of $512 million that were recognized in "Other income, net" in the consolidated statements of operations. The derivative contracts were unwound with the closing of the $30 billion notes issuance to partially fund the cash consideration paid to AT&T at the closing of the WarnerMedia transaction.

Discontinuation of Operations in Russia
During the first quarter of 2022 we exited our operations in Russia and removed all of our channels and services from the market. We are currently evaluating the impact of these actions, but do not expect it to have a material effect on our consolidated financial statements.

2022 Outlook(7)
Warner Bros. Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Warner Bros. Discovery will host a conference call today, April 26, 2022 at 8:00 a.m. ET, to discuss the first quarter 2022 financial results. These results will cover the period from January 1, 2022 through March 31, 2022 for Discovery, Inc., and will not include first-quarter performance for the WarnerMedia business, which was acquired on April 8, 2022. To listen to the audio webcast of the earnings call, please visit the Investor Relations section of the Corporate website at www.wbd.com.

Cautionary Statement Concerning Forward-Looking Statements
Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's 2021 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2022 and its subsequent filings made with the SEC.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available on the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com.

About Warner Bros. Discovery
Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

WARNER BROS. DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Advertising	$1,482	$1,415
Distribution	1,422	1,310
Other	255	67
Total revenues	3,159	2,792
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,236	969
Selling, general and administrative	1,040	1,051
Depreciation and amortization	525	361
Restructuring and other charges	5	15
Total costs and expenses	2,806	2,396
Operating income	353	396
Interest expense, net	(153)	(163)
Loss from equity investees, net	(14)	(4)
Other income, net	490	68
Income before income taxes	676	297
Income tax expense	(201)	(106)
Net income	475	191
Net income attributable to noncontrolling interests	(16)	(46)
Net income attributable to redeemable noncontrolling interests	(3)	(5)
Net income available to Warner Bros. Discovery, Inc.	$456	$140
Net income per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:
Basic	$0.69	$0.21
Diluted	$0.69	$0.21
Weighted average shares outstanding:
Basic	591	585
Diluted	665	667
All share and per share amounts have been retrospectively adjusted to reflect the reclassification and automatic conversion of each issued and outstanding share of Discovery Series A common stock, Discovery Series B common stock, Discovery Series C common stock, into one share of Warner Bros. Discovery common stock, and each issued and outstanding share of Discovery Series C-1 preferred stock was reclassified and automatically converted into 19.3648 shares of Warner Bros. Discovery common stock. Discovery Series A-1 preferred stock and per share data has not been recast because the conversion to Warner Bros. Discovery common stock in connection with the Merger was considered a discrete event and treated prospectively.

WARNER BROS. DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$4,162	$3,905
Receivables, net	2,426	2,446
Content rights and prepaid license fees, net	143	245
Prepaid expenses and other current assets	442	668
Total current assets	7,173	7,264
Noncurrent content rights, net	3,866	3,832
Property and equipment, net	1,328	1,336
Goodwill	12,872	12,912
Intangible assets, net	5,873	6,317
Other noncurrent assets	2,687	2,766
Total assets	$33,799	$34,427
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$521	$412
Accrued liabilities	1,966	2,230
Deferred revenues	281	478
Current portion of debt	794	339
Total current liabilities	3,562	3,459
Noncurrent portion of debt	13,605	14,420
Deferred income taxes	1,112	1,225
Other noncurrent liabilities	1,958	1,927
Total liabilities	20,237	21,031
Commitments and contingencies
Redeemable noncontrolling interests	335	363
Equity:
Warner Bros. Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 4 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 173 and 170 shares issued; and 172 and 169 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 559 shares issued; and 330 shares outstanding	5	5
Additional paid-in capital	11,120	11,086
Treasury stock, at cost: 230 shares	(8,244)	(8,244)
Retained earnings	10,033	9,580
Accumulated other comprehensive loss	(947)	(830)
Total Warner Bros. Discovery, Inc. stockholders' equity	11,969	11,599
Noncontrolling interests	1,258	1,434
Total equity	13,227	13,033
Total liabilities and equity	$33,799	$34,427

WARNER BROS. DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income	$475	$191
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	973	743
Depreciation and amortization	525	361
Deferred income taxes	(118)	(108)
Share-based compensation expense	60	64
Equity in losses of equity method investee companies and cash distributions	21	12
Gain on sale of investments	—	(21)
Gain from derivative instruments, net	(514)	(1)
Other, net	33	(3)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(5)	41
Content rights and payables, net	(993)	(926)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	(124)	(110)
Foreign currency, prepaid expenses and other assets, net	(10)	26
Cash provided by operating activities	323	269
Investing Activities
Purchases of property and equipment	(85)	(90)
Proceeds from sales and maturities of investments	—	274
Investments in and advances to equity investments	(42)	(55)
Proceeds from derivative instruments, net	639	29
Other investing activities, net	17	(2)
Cash provided by investing activities	529	156
Financing Activities
Principal repayments of debt, including premiums to par value	(327)	(339)
Distributions to noncontrolling interests and redeemable noncontrolling interests	(224)	(183)
Other financing activities, net	(36)	53
Cash used in financing activities	(587)	(469)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	(70)
Net change in cash, cash equivalents, and restricted cash	260	(114)
Cash, cash equivalents, and restricted cash, beginning of period	3,905	2,122
Cash, cash equivalents, and restricted cash, end of period	$4,165	$2,008

WARNER BROS. DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2022
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Warner Bros. Discovery, Inc.				$456
Net income attributable to redeemable noncontrolling interests				3
Net income attributable to noncontrolling interests				16
Income tax expense				201
Other income, net				(490)
Loss from equity investees, net				14
Interest expense, net				153
Operating income (loss)	$627	$62	$(336)	$353
Depreciation and amortization	385	101	39	525
Employee share-based compensation	—	—	57	57
Restructuring and other charges	—	4	1	5
Transaction and integration costs	1	1	85	87
Inter-segment eliminations	12	(7)	(5)	—
Adjusted OIBDA	$1,025	$161	$(159)	$1,027

	Three Months Ended March 31, 2021
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Warner Bros. Discovery, Inc.				$140
Net income attributable to redeemable noncontrolling interests				5
Net income attributable to noncontrolling interests				46
Income tax expense				106
Other income, net				(68)
Loss from equity investees, net				4
Interest expense, net				163
Operating income (loss)	$599	$28	$(231)	$396
Depreciation and amortization	224	104	33	361
Employee share-based compensation	—	—	61	61
Restructuring and other charges	—	15	—	15
Transaction and integration costs	—	4	—	4
Adjusted OIBDA	$823	$151	$(137)	$837

WARNER BROS. DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Cash provided by operating activities	$323	$269	$54	20%
Purchases of property and equipment	(85)	(90)	5	6%
Free cash flow	$238	$179	$59	33%

Definitions and Sources for Discovery, Inc.
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2022 Baseline Rate”), and the prior year amounts translated at the same 2022 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction and integration costs, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted

OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(4) Gross debt: the Company defines gross debt as total debt plus finance leases. Net leverage is calculated by dividing net debt (gross debt less cash and cash equivalents) by the sum of the most recent four quarters Adjusted OIBDA.

(5) Direct-to-Consumer ("DTC") Definitions:
Next Generation Revenues: Subscription and advertising revenues generated from the Company's DTC products, as well as revenues from TV Everywhere, our GO applications and other digital properties.

DTC Subscription: We define a DTC subscription as 1) a subscription to a DTC product for which we have recognized subscription revenue from a DTC platform; 2) a subscription received through wholesale arrangements for which we receive a fee for the distribution of our DTC platforms, as well as subscriptions provided directly or through third-party platforms; and 3) a subscription recognized by certain joint venture partners and affiliated parties. We may refer to the aggregate number of subscriptions across our DTC services as subscribers. A subscription is only counted if it is on a paying status, and excludes users on free trials. At the end of each quarter, subscribers include the actual number of users that rolled to pay up to seven days immediately following quarter end. Our quarterly subscriber count continues to include Ukraine subscribers to discovery+ who are temporarily receiving the service for free, the total of which is not material.

(6) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation and third-party transaction and integration costs.

(7) 2022 Outlook: Warner Bros. Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Warner Bros. Discovery, Inc.